UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                   Results of Operations and Financial Condition.

On June 4, 2013, the Company announced financial results for the fiscal 2013 first quarter (13 weeks) ended April 30, 2013. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 to the Company’s Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 5.07                   Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (“Annual Meeting”) of the Company was held on May 30, 2013 in Houston, Texas. At the Annual Meeting, the stockholders voted on the following two proposals and cast their votes as follows:

Proposal 1:

Charles R. Eitel, David A. Fiorentino and Frederick C. Tinsey III were elected as directors to serve three-year terms expiring in 2016. The voting details are as follows:

	For	Withheld Authority	Broker Non-Vote
Charles R. Eitel	29,697,791	467,150	731,726
David A. Fiorentino	27,103,045	3,061,896	731,726
Frederick C. Tinsey III	29,850,248	314,693	731,726

Proposal 2:

Proposal 2 was a proposal to ratify the appointment by the audit committee of the board of directors of the Company of Grant Thornton LLP, independent public accountants, as the Company’s auditors for the fiscal year ending January 28, 2014. This proposal was approved and the voting details are as follows:

For	Against	Abstain
30,891,722	4,945	0

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press Release dated June 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: June 4, 2013	By:	/s/ Jim R. Black
Jim R. Black
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated June 4, 2013.